As filed with the Securities and Exchange Commission on June 26, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ALTIGEN COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3204299
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

410 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

2009 Equity Incentive Plan
2009 Employee Stock Purchase Plan
(Full title of the plans)

Gilbert Hu
Chief Executive Officer
AltiGen Communications, Inc.
410 East Plumeria Drive
San Jose, CA 95134
(Name and address of agent for service)

(408) 597-9000
(Telephone number, including area code, of agent for service)

Copies to:
N. Anthony Jeffries, Esq.
Troy Foster,
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value
— to be issued under the 2009 Equity Incentive Plan (the “2009 Plan”)	200,000 shares		$0.73	(2)	$146,000.00	$8.15
— to be issued under the 2009 Plan	2,848,291 shares	(3)	$0.73	(2)	$2,079,252.43	$116.02
— to be issued under the 2009 Plan	3,500,000 shares	(4)	$0.73	(2)	$2,555,000.00	$142.57
— to be issued under the 2009 Employee Stock Purchase Plan (the “2009 ESPP”)	1,500,000 shares		$0.62	(5)	$930,000.00	$51.89
Total	8,048,291 shares				$5,710,252.43	$318.63
(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Shares”) that may become issuable under the 2009 Plan and the 2009 ESPP (together, the “Plans”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Shares.

(2)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.73 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Capital Market on June 24, 2009.

(3)
This subtotal represents the registration of 2,848,291 shares reserved but not issued under the 1999 Stock Option Plan, as amended (the “1999 Plan”), which became issuable under the 2009 Plan pursuant to its terms.  No additional options will be issued pursuant to the 1999 Plan.

(4)
This subtotal represents the registration of up to a maximum of 3,500,000 shares subject to outstanding awards under the 1999 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Registrant, which become issuable under the 2009 Plan pursuant to its terms.

(5)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $0.73 per share which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Capital Market on June 24, 2009, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the 2009 ESPP.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1).  Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by AltiGen Communications, Inc. (the “Registrant”) with the Commission are incorporated by reference into this registration statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed on December 29, 2008;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008 filed on February 12, 2009 and March 31, 2009 filed on May 15, 2009;

(c)           The Registrant’s Current Reports on Form 8-K filed on January 12, 2009, January 28, 2009, February 18, 2009, March 10, 2009, April 23, 2009 and April 27, 2009; and

(d)           The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 22, 1999 and the description of the Registrant’s preferred share rights contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 23, 2009, registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The Registrant’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The Registrant’s Second Amended and Restated Bylaws (the “Bylaws”) provide for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	2009 Equity Incentive Plan and forms of agreements thereunder
4.2	2009 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page of this registration statement)

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 26, 2009.

ALTIGEN COMMUNICATIONS, INC.

By:	/s/ Gilbert Hu
Gilbert Hu Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gilbert Hu and Philip M. McDermott, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Gilbert Hu	Chief Executive Officer (principal executive
Gilbert Hu	officer) and Director	June 26, 2009

/s/ Jeremiah J. Fleming	President, Chief Operating Officer (principal
Jeremiah J. Fleming	operating officer) and Director	June 26, 2009

/s/ Philip M. McDermott	Chief Financial Officer (principal financial and
Philip M. McDermott	accounting officer)	June 26, 2009

/s/ Tacheng Chester Wang	Director	June 26, 2009
Tacheng Chester Wang

/s/ Mike Mon Yen Tsai	Director	June 26, 2009
Mike Mon Yen Tsai

/s/ Alan Howe	Director	June 26, 2009
Alan Howe

ALTIGEN COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2009 Equity Incentive Plan and forms of agreements thereunder
4.2	2009 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page of this registration statement)